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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of AutoLend Group, Inc.

We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit), and cash flows of AutoLend Group, Inc. and subsidiaries for the year ended March 31, 1997. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule for the year ended March 31, 1997 listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of AutoLend Group, Inc. and subsidiaries for the year ended March 31, 1997, in conformity with generally accepted accounting principles. Also in our opinion, the related 1997 financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying 1997 consolidated financial statements and related financial statement schedule have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 2 and 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters and need to restructure its obligations are also described in Notes 2 and 3. The 1997 accompanying consolidated financial statements and related financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

                                                               KPMG LLP
Albuquerque, New Mexico
January 11, 2000